Exhibit 5

[Bryan Cave Letterhead]

August 30, 2002

Board of Directors
United Therapeutics Corporation
1110 Spring Street
Silver Spring, MD 20910

Ladies and Gentlemen:

         We have acted as special counsel to United Therapeutics Corporation, a Delaware corporation (the “Company”), in connection with the Company’s filing of a Registration Statement on Form S-3 (the “Registration Statement”) of the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of an aggregate of 801,588 shares of the Company’s common stock, $.01 par value (the “Shares”). All of the Shares are being registered for resale on behalf of the selling stockholder named in the Registration Statement, who acquired the Shares from the Company in a private placement that closed on December 28, 2000.

         In connection therewith, we have examined and relied without investigation as to matters of fact upon the Registration Statement, certificates of public officials, statements and certificates of officers of the Company and of the selling stockholder named in the Registration Statement, and originals or copies certified to our satisfaction of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company, minutes of meetings of the Board of Directors of the Company and such other corporate records, documents, certificates and instruments as we have deemed necessary or appropriate in order to enable us to render the opinions expressed below.

         In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or photostatted copies. We have also assumed the due authorization, execution and delivery of all documents.

         Based on the foregoing and in reliance thereon, we are of the opinion that:

         1.     The Company has been duly incorporated and is in good standing under the laws of the State of Delaware.

         2.     The Shares are duly authorized, validly issued, fully paid and non-assessable.

         This opinion is not rendered with respect to any laws other than the laws of the State of Delaware.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the use of our name under the caption “Lawyers” in the prospectus filed as a part thereof.

Very truly yours,

/s/ Bryan Cave LLP

BRYAN CAVE LLP